EMPLOYMENT AGREEMENT
                             --------------------

          AGREEMENT, dated as of May 30, 1997, between WELLSFORD REAL PROPERTIES, INC., a Maryland corporation with offices at 610 Fifth Avenue, New York, New York 10020 (the "Company"), and JEFFREY H. LYNFORD, an individual residing at 10 Holly Branch Road, Katonah, New York 10536 (the "Executive").

          WHEREAS, the Executive is an executive of Wellsford Residential Property Trust, a Maryland real estate investment trust ("Wellsford Residential");

          WHEREAS, Equity Residential Properties Trust, a Maryland real estate investment trust ("EQR"), is merging with and into Wellsford Residential as of the date hereof (the "Merger");

          WHEREAS, immediately prior to the Merger, Wellsford Residential is distributing to its common shareholders, pro rata, all of the shares of common stock that it owns in the Company (the "Distribution"); and

          WHEREAS, the Company desires to employ the Executive, and the Executive desires to be employed by the Company.

          IT IS AGREED:

           1. Duties. (a) During the term of the Executive's employment hereunder the Executive shall serve and the Company shall employ the Executive as Chairman of the Board to perform such executive or administrative services for the Company consistent with those of a Chairman of the Board as may be assigned to the Executive by the directors of the Company. The Executive hereby accepts such employment and agrees to perform such services.

          (b) The Executive shall devote such time, attention and energies during business hours to the performance of his duties hereunder as is necessary to properly carry out the responsibilities of his office.

          (c) The Executive shall cooperate with the Company, including taking such medical examinations as the Company reasonably shall deem necessary, if the Company shall desire to obtain medical, disability or life insurance with respect to the Executive. Where reasonably possible, the Company shall cooperate with the Executive's request to have such examinations performed by the Executive's personal physician or another physician reasonably acceptable to the Executive.

          (d) The Executive shall not be required to relocate or conduct the Company's business outside the New York, New York area in order to perform his duties under this Agreement but shall undertake such reasonable business travel as may be necessary to perform said duties (for which the Executive shall be reimbursed pursuant to Section 4 below for costs and expenses incurred in connection therewith).

           2. Employment Term. This Agreement shall commence on May 30, 1997 and shall continue in effect through December 31, 2002; provided, however, that, on January 1, 2003 and on each January 1 thereafter, the term of this Agreement shall automatically be extended for one additional year beyond such January 1 unless, not later than June 30 of the preceding year, either the Executive or the Company shall have given notice to the other not to extend this Agreement.

           3. Compensation. For all services rendered by the Executive pursuant to this Agreement:

          (a) The Company shall pay to the Executive an annual base salary at the following rates:

               (i) for the period from May 30, 1997 through December 31, 1997 - $275,000;

               (ii) for the period from January 1, 1998 through December 31, 1998 - $283,250;

               (iii) for the period from January 1, 1999 through December 31, 1999 - $291,748;

               (iv) for the period from January 1, 2000 through December 31, 2000 - $300,500;

               (v) for the period from January 1, 2001 through December 31, 2001 - $309,515;

               (vi) for the period from January 1, 2002 through December 31, 2002 - $318,800; and

               (vii) for each additional year thereafter, the annual base salary for the immediately preceding year plus 3% of such annual base salary.

All such compensation shall be paid bi-weekly or at such other regular intervals, not less frequently than monthly, as the Company may establish from time to time for executive employees of the Company.

          (b) In addition to the compensation set forth in subsection 3(a) above, the Executive shall be awarded such bonus for each calendar year or partial calendar year of his employment hereunder as the directors of the Company shall determine in their sole discretion. In determining such bonus, the Executive understands that the directors will consider, without limitation, the following factors with respect to the applicable calendar year or partial calendar year: the Company's financial performance, business performance and growth during such period; Executive's responsibilities as an officer of the Company (including his participation in transactions of particular financial or business significance to the Company) during such period; the total compensation package paid to executive officers having similar responsibilities as the Executive who are employed by entities which are similar to the Company; and such other factors as the directors may deem appropriate in their sole discretion. Such bonus may consist of cash; grants of shares ("Shares") of Common Stock of the Company; options to purchase Shares; loans to purchase Shares; share appreciation rights (whether independent of or in conjunction with awards of options); and such other awards as the directors in their sole discretion may deem appropriate and which they believe are in furtherance of the growth of long-term stockholder value of the Company.

           4. Expenses. (a) The Company shall pay for all legal and accounting fees and expenses incurred by the Executive in connection with the structuring, negotiation and preparation of this Agreement. The Company shall reimburse the Executive for all out-of-pocket expenses actually and necessarily incurred by him in the conduct of the business of the Company against reasonable substantiation submitted with respect thereto.

          (b) Unless the provisions of subsection 4(c) below shall apply, the Company shall reimburse the Executive for all legal fees and related expenses (including the costs of experts, evidence and counsel) paid by the Executive as a result of (i) the termination of Executive's employment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination of employment), (ii) the Executive seeking to obtain or enforce any right or benefit provided by this Agreement or by any other plan or arrangement maintained by the Company under which the Executive is or may be entitled to receive benefits, (iii) the Executive's hearing before the directors as contemplated in subsection 6(c) of this Agreement or (iv) any action taken by the Company against the Executive; provided, however, that the Company shall reimburse the legal fees and related expenses described in this subsection 4(b) only if and when a final judgement has been rendered in favor of the Executive and all appeals related to any such action have been exhausted.

          (c) The Company shall pay all legal fees and related expenses (including the costs of experts, evidence and counsel) incurred by the Executive as they become due as a result of (i) the termination of Executive's employment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination of employment), (ii) the Executive seeking to obtain or enforce any right or benefit provided by this Agreement or by any other plan or arrangement maintained by the Company under which the Executive is or may be entitled to receive benefits, (iii) the Executive's hearing before the directors as contemplated in subsection 6(c) of this Agreement or (iv) any action taken by the Company against the Executive, unless and until such time that a final judgement has been rendered in favor of the Company and all appeals related to any such action have been exhausted; provided, however, that the circumstances set forth above occurred on or after a change in control of the Company.

          (d) For purposes of this Agreement, a "change in control of the Company" shall be deemed to occur if:

               (i) there shall have occurred a change in control of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date hereof, whether or not the Company is then subject to such reporting requirement, provided, however, that there shall not be deemed to be a "change in control" of the Company if immediately prior to the occurrence of what would otherwise be a "change in control" of the Company (a) the Executive is the other party to the transaction (a "Control Event") that would otherwise result in a "change in control" of the Company or (b) the Executive is an executive officer, trustee, director or more than 5% equity holder of the other party to the Control Event or of any entity, directly or indirectly, controlling such other party,

               (ii) the Company merges or consolidates with, or sells all or substantially all of its assets to, another company (each, a "Transaction"), provided, however, that a Transaction shall not be deemed to result in a "change in control" of the Company if (a) immediately prior thereto the circumstances in (i)(a) or (i)(b) above exist, or (b) (1) the shareholders of the Company, immediately before such Transaction own, directly or indirectly, immediately following such Transaction in excess of fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation or other entity resulting from such Transaction (the "Surviving Corporation") in substantially the same proportion as their ownership of the voting securities of the Company immediately before such Transaction and (2) the individuals who were members of the Company's Board of Directors immediately prior to the execution of the agreement providing for such Transaction constitute at least a majority of the members of the board of directors or the board of trustees, as the case may be, of the Surviving Corporation, or of a corporation or other entity beneficially directly or indirectly owning a majority of the outstanding voting securities of the Surviving Corporation, or

               (iii) the Company acquires assets of another company or a subsidiary of the Company merges or consolidates with another company (each, an "Other Transaction") and (a) the shareholders of the Company, immediately before such Other Transaction own, directly or indirectly, immediately following such Other Transaction 50% or less of the combined voting power of the outstanding voting securities of the corporation or other entity resulting from such Other Transaction (the "Other Surviving Corporation") in substantially the same proportion as their ownership of the voting securities of the Company immediately before such Other Transaction or (b) the individuals who were members of the Company's Board of Directors immediately prior to the execution of the agreement providing for such Other Transaction constitute less than a majority of the members of the board of directors or the board of trustees, as the case may be, of the Other Surviving Corporation, or of a corporation or other entity beneficially directly or indirectly owning a majority of the outstanding voting securities of the Other Surviving Corporation, provided, however, that an Other Transaction shall not be deemed to result in a "change in control" of the Company if immediately prior thereto the circumstances in (i)(a) or (i)(b) above exist.

           5. Benefits. The Executive shall be entitled to six weeks of paid vacation each year and such other medical and other benefits as are afforded from time to time to all executive employees of the Company. The Company shall indemnify the Executive in the performance of his duties pursuant to the bylaws of the Company and to the fullest extent allowed by applicable law, including, without limitation, legal fees.

           6. Earlier Termination. (a) If the Executive shall fail, because of illness or incapacity, to render the services contemplated by this Agreement for six successive months or for shorter periods aggregating nine months in any calendar year, the directors of the Company may determine, on the basis of medical evidence satisfactory to the Company, in the Company's sole discretion, that the Executive has become disabled. If within thirty
(30) days after the date on which written notice of such determination is given to the Executive, the Executive shall not have returned to the full-time performance of his duties hereunder, this Agreement and the employment of the Executive hereunder shall be deemed terminated in accordance with Section 8 hereof.

          (b) Except as otherwise provided in this Agreement, if the Executive shall die during the term of this Agreement, this Agreement shall be deemed to have been terminated as of the date of death of the Executive.

          (c) The Company, by notice to the Executive, may terminate this Agreement for proper cause. As used herein, "proper cause" shall mean (i) the willful and continued failure by the Executive to substantially perform his duties with the Company (other than any such failure resulting from the Executive's incapacity due to physical or mental illness or any such actual or anticipated failure resulting from termination by the Executive for Good Reason (as defined below)) after a written demand for substantial performance is delivered to the Executive by the directors of the Company, which demand specifically identifies the manner in which the directors believe that the Executive has not substantially performed his duties, or (ii) the willful engaging by the Executive in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes of this subsection 6(c), no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive otherwise than in good faith and in a manner that the Executive reasonably believed was in or not opposed to the best interests of the Company and its shareholders. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for proper cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of all of the directors of the Company at a meeting of the directors called and held for such purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with counsel of his choosing, to be heard before the directors not less than 10 business days after the giving of such notice), finding that in the good faith opinion of the directors, the Executive conducted himself as set forth above in clause (i) or (ii) of the first sentence of this subsection 6(c) and specifying the particulars of such conduct in detail.

          (d) The Executive may terminate this Agreement for "Good Reason" if any of the following events occurs:

               (i) the assignment to the Executive of any duties materially inconsistent with his status as a senior executive officer of the Company or a substantial alteration in the nature or status of his responsibilities;

               (ii) the Company's breach of any of its agreements or obligations under this Agreement;

               (iii) the failure by the Company to pay the Executive any annual installment of a previous award under any bonus or incentive compensation arrangement;

               (iv) the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 14 hereof;

               (v) any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination (defined below) satisfying the requirements of Section 7 below; or

               (vi)  any change in control of the Company.

           7. Notice of Termination. Any purported termination of the Executive's employment by the Company or by the Executive shall be communicated by a written Notice of Termination to the other party hereto in accordance with Section 16 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

           8. Date of Termination, Etc. "Date of Termination" shall mean (a) if the Executive's employment is terminated for disability, thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the full-time performance of his duties during such thirty
(30) day period), and (b) if the Executive's employment is terminated pursuant to subsection 6(c) or 6(d) above or for any other reason (other than disability), the date specified in the Notice of Termination (which, in the case of a termination pursuant to subsection 6(c) above shall not be less than thirty (30) days, and in the case of a termination pursuant to subsection 6(d) above shall not be less than thirty (30) nor more than sixty (60) days, respectively, from the date such Notice of Termination is given); provided, however, if within thirty (30) days after any Notice of Termination is given the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally resolved, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (which is not appealable or the time for appeal therefrom having expired and no appeal having been perfected), except that with respect to a termination of this Agreement by reason of expiration of its term as provided in Section 2, the Date of Termination shall be the date the term hereof expires pursuant to
Section 2, regardless of whether a dispute exists with respect thereto; provided, further, that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, the Company will continue to pay the Executive his full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, base salary and installments under any bonus or incentive compensation plan) and continue the Executive as a participant in all compensation, benefit and insurance plans in which he was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with this Section. Amounts paid under this Section 8 are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement. If it is finally determined by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (which is not appealable or the time for appeal therefrom having expired and no appeal having been perfected), that the Executive was terminated for proper cause, the Executive shall promptly remit to the Company the amount of any cash payments and the value of any non-cash benefits paid pursuant to this Section 8 to which the Executive would not otherwise have been entitled.

          9. Compensation Upon Termination or During Disability. Upon termination of the Executive's employment or during a period of disability the Executive shall be entitled to the following compensation and benefits:

          (a) During any period that the Executive fails to perform his duties hereunder as a result of incapacity due to physical or mental illness, the Executive shall continue to receive his base salary at the rate in effect at the commencement of any such period until his employment is terminated pursuant to subsection 6(a) hereof, together with any bonus that may be payable pursuant to subsection 3(b). Thereafter, the compensation provided in
Section 3 hereof shall continue to be paid to the Executive for the longer of
(i) a period of 36 months after such termination and (ii) the remaining term of this Agreement pursuant to Section 2 hereof, in either case at the annual base salary in effect at the time his employment is terminated, and the Executive shall continue to be covered by the Company's health, dental and life insurance benefits for such period.

          (b) If the Executive's employment shall be terminated, at any time prior to a change in control of the Company, for proper cause or by him other than for Good Reason, the Executive shall be paid the Executive's full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and the Company shall thereafter have no further obligations to the Executive under this Agreement.

          (c) If the Executive's employment shall be terminated by reason of the Executive's death, the compensation provided in subsection 3(a) hereof shall be paid to the person designated from time to time in writing by the Executive and, if not so designated, to the Executive's estate for the longer of (i) a period of 36 months following such termination and (ii) the remaining term of this Agreement pursuant to Section 2 hereof, in either case at the annual base salary in effect at the time of his death. The person designated by the Executive and, if not so designated, the Executive's estate shall also receive (i) any bonus awarded pursuant to subsection 3(b) and not yet paid and
(ii) with respect to the year in which the Executive dies (in the event the directors of the Company have not yet determined whether to award the Executive a bonus for such calendar year), a bonus equal to the product of (x) the annual base salary payable to the Executive pursuant to subsection 3(a) from January 1 of the year in which the Executive shall have died through the last day of the month during which the Executive shall have died and (y) the Deemed Bonus Fraction (as defined in subsection 9(d) below).

          (d) If the Executive's employment shall be terminated (I) by the Company other than for proper cause or disability or (II) by the Executive for Good Reason, then the Executive shall be entitled to the benefits provided below:

               (i) the Company shall pay as severance pay to the Executive, not later than the Date of Termination, a lump sum severance payment (the "Severance Payment") equal to (A) the aggregate of all compensation due to the Executive hereunder had his employment not been so terminated, including, without limitation, all bonus payments which would have been due to the Executive pursuant to subsection 3(b), assuming that the Executive would have received a bonus for each calendar year equal to the product of (x) the annual base salary that would be payable to the Executive pursuant to subsection 3(a) for such calendar year and (y) the greater of (i) 1/2 or (ii) the percentage of the Executive's base salary for the immediately preceding fiscal year that was paid to the Executive as a bonus for the immediately preceding fiscal year, expressed as a fraction (the greater of clauses (i) and (ii) being herein referred to as the "Deemed Bonus Fraction"), through the expiration of this Agreement, plus (B) the greater of (x) the aggregate of all compensation due to the Executive hereunder had his employment not been so terminated, including, without limitation, all bonus payments which would have been due to the Executive pursuant to subsection 3(b), assuming that the Executive would have received a bonus for each calendar year equal to the product of (i) the annual base salary that would be payable to the Executive pursuant to subsection 3(a) for such calendar year and (ii) the Deemed Bonus Fraction, through the expiration of this Agreement (assuming, solely for purposes of this subsection 9(d)(i)(B)(x), that this Agreement expires on the last day of the thirty-sixth month following the end of the calendar year in which the Date of Termination occurs), or
          (y) 2.99 times the "base amount" within the meaning of Sections 280G(b)(3) and 280G(d) of the Internal Revenue Code of 1986, as amended (the "Code"), and any applicable temporary or final regulations promulgated thereunder, or its equivalent as provided in any successor statute or regulation; provided, however, if the Executive's employment shall be terminated other than pursuant to subsection 6(d)(vi), the Severance Payment shall equal only the greatest of the amounts set forth in subsection 9(d)(i)(A), 9(d)(i)(B)(x) or 9(d)(i)(B)(y) above. If Section 280G of the Code (and any successor provisions thereto) shall be repealed or otherwise be inapplicable, then the Severance Payment under clause
          (i)(B)(y) above shall equal 2.99 times the average of the Executive's annual compensation (from the Company or from Wellsford Residential, as the case may) during the three calendar year period preceding the calendar year in which the Date of Termination occurs. For purposes of determining annual compensation in the preceding sentence, compensation payable to the Executive by the Company or by Wellsford Residential shall include every type and form of compensation includible in the Executive's gross income in respect of his employment by the Company or by Wellsford Residential (including, without limitation, all income reported on an Internal Revenue Service Form W-2), compensation income recognized as a result of the Executive's exercise of stock options or sale of the stock so acquired and including, without limitation, any annual bonus payments previously paid to such Executive. For purposes of calculating the "base amount" within the meaning of Sections 280G(b)(3) and 280G(d) of the Code and annual compensation in the second preceding sentence, any income of the Executive that constitutes a "parachute payment" within the meaning of Section 280G(b)(2) of the Code shall not be taken into account in making such calculations; and

               (ii)  an amount equal to the Additional Amount pursuant to
          Section 10 below.

          (e) If the Executive's employment shall be terminated, at any time following a change in control of the Company, for proper cause, the Company shall pay the Executive his full base salary through the Date of Termination at the higher of the rate in effect at the time Notice of Termination is given and the rate in effect immediately prior to the change in control of the Company and the Company shall have no further obligations to the Executive under this Agreement.

          (f) In addition to all other amounts payable to the Executive under this Section 9, the Executive shall be entitled to receive all benefits payable to him under the Company's Pension Plans applicable to him and any other plan or agreement relating to retirement benefits as in effect upon the occurrence of a change in control.

          (g) The Executive shall not be required to mitigate the amount of any payment provided for in this Section 9 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this
Section 9 be reduced by any compensation earned by him as the result of employment by another employer or by retirement benefits after the Date of Termination, or otherwise, except as specifically provided in this Section 9.


          10. Additional Amount. Whether or not Section 9 is applicable, if in the opinion of tax counsel selected by the Executive and reasonably accept-able to the Company, the Executive has or will receive any compensation or recognize any income (whether or not pursuant to this Agreement or any plan or other arrangement of the Company and whether or not the Executive's employment with the Company has terminated) which constitute an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code (or for which a tax is otherwise payable under Section 4999 of the Code), then the Company shall pay the Executive an additional amount (the "Additional Amount") equal to the sum of (i) all taxes payable by the Executive under Section 4999 of the Code with respect to (a) all such excess parachute payments (or otherwise), and (b) the Additional Amount, plus (ii) all federal, state and local income taxes payable by Executive with respect to the Additional Amount. The amounts payable pursuant to this Section 10 shall be paid by the Company to the Executive within 30 days of the written request therefor made by the Executive, but in all events (whether or not there has been a written request by the Executive) not later than the date of the "change in control of the Company", unless otherwise agreed to in writing by the Executive.

          11.  Income Tax Payment.  Whether or not Section 9 is applicable, if
(i) the Executive has or will receive any compensation or recognize any income (whether or not pursuant to this Agreement or any plan or other arrangement of the Company and whether or not the Executive's employment with the Company has terminated) in connection with a "change in control" of the Company (as that term may be interpreted in this Agreement and any plan or other arrangement of the Company), and (ii) such compensation or income represents non-cash compensation or income, then the Company shall pay the Executive in cash an amount (the "Income Tax Payment") equal to all federal, state and local income taxes payable by Executive with respect to such non-cash compensation or income. The Income Tax Payment shall be paid by the Company to the Executive not later than the date of the "change in control of the Company", unless otherwise agreed to in writing by the Executive.

          12. Indemnification. The Company shall indemnify and hold harmless the Executive for and against, and shall pay to the Executive an amount (the "Indemnified Amount") equal to, the sum of (i) all taxes payable by the Executive under Section 4999 of the Code with respect to (a) any compensation received and any income recognized by the Executive in connection with the Merger and Distribution as described in the Joint Proxy Statement/ Prospectus/Information Statement, dated April 25, 1997, of Wellsford Residential and EQR and (b) the Indemnified Amount, plus (ii) all federal, state and local income taxes payable by Executive with respect to the Indemnified Amount; provided, however, that the Company shall have no obligations under this Section 12 with respect to items comprising the Indemnified Amount to the extent already paid on behalf of the Executive by Wellsford Residential or the surviving trust in the Merger.

          13. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

          14. Entire Agreement. This Agreement sets forth the entire agreement of the parties and is intended to supersede all prior employment negotiations, understandings and agreements. No provision of this Agreement may be waived or changed, except by a writing signed by the party to be charged with such waiver or change.

          15. Successors; Binding Agreement. (a) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amount would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee or other designee or, if there is no such designee, to the Executive's estate.

          (b) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree in writing to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain and deliver to Executive such assumption and agreement prior to (but effective only upon) such succession shall be a breach of this Agreement, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement, expressly, by operation of law, or otherwise.

          16. Notices. All notices provided for in this Agreement shall be in writing, and shall be deemed to have been duly given when delivered personally to the party to receive the same, when given by telex, telegram or mailgram, or when mailed first class postage prepaid, by registered or certified mail, return receipt requested, addressed to the party to receive the same at his or its address above set forth, or such other address as the party to receive the same shall have specified by written notice given in the manner provided for in this Section 16. All notices shall be deemed to have been given as of the date of personal delivery, transmittal or mailing thereof.

          17. Severability. If any provision in this Agreement is determined to be invalid, it shall not affect the validity or enforceability of any of the other remaining provisions hereof.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                          WELLSFORD REAL PROPERTIES, INC.


                                 By:  /s/ Edward Lowenthal
                                     -----------------------------
                                    Name:  Edward Lowenthal
                                    Title: President


                                 EXECUTIVE:

                                    /s/ Jeffrey H. Lynford
                                 ---------------------------------
                                 Jeffrey H. Lynford